CONTACT:
Kara Stancell, Investor Relations & Corporate Communications, (602) 808-3854
MEDICIS REPORTS FOURTH QUARTER AND YEAR-END FISCAL 2005 FINANCIAL RESULTS
SCOTTSDALE, Arizona—September 1, 2005—Medicis (NYSE:MRX) today announced fourth quarter fiscal 2005 revenue growth of approximately 14.3% to $100.5 million with net income growth of approximately 17.1% to $27.8 million, or $0.43 per diluted share, absent a $3.4 million tax-effected special charge associated with integration planning costs in connection with the proposed merger with Inamed Corporation, compared to fourth quarter fiscal 2004 revenue of $88.0 million with net income of $23.7 million, or $0.34 per diluted share. Including the $3.4 million tax-effected special charge associated with the merger integration planning costs, the Company reported Generally Accepted Accounting Principles (“GAAP”) net income of $24.4 million, or $0.38 per diluted share for the fourth quarter of fiscal 2005, compared to fourth quarter fiscal 2004 GAAP net income of $23.7 million, or $0.34 per diluted share. Diluted per share amounts are calculated using the “if-converted” method of accounting in accordance with GAAP.
The $100.5 million fourth quarter fiscal 2005 revenue was attainable primarily through the continued strength of RESTYLANE® and PLEXION® Cleansing Cloths, and the successful launch of VANOS™. At the end of the fourth quarter, the Company’s core brands included DYNACIN®, LOPROX®, OMNICEF®, PLEXION®, RESTYLANE®, TRIAZ® and VANOS™. Additionally, the Company’s gross profit margin for fourth quarter fiscal 2005 was consistent with fourth quarter fiscal 2004 at approximately 86%.
For the year ended June 30, 2005, Medicis reported revenue growth of approximately 24.1% to $376.9 million with net income growth of approximately 37.6% to $96.2 million, or $1.45 per diluted share, absent a $27.8 million tax-effected special charge associated with research and development collaborations and absent a $3.4 million tax-effected special charge associated with the merger integration planning costs, totaling $31.2 million. Including the tax-effected special charges of $31.2 million reported in fiscal 2005, Medicis reported GAAP net income of $65.0 million, or $1.01 per diluted share for fiscal 2005.
Comparatively, for fiscal 2004, Medicis reported revenue of $303.7 million with net income of $69.9 million, or $1.06 per diluted share, absent a $37.5 million tax-effected loss associated with the early extinguishment of debt reported in the first quarter of fiscal 2004 and absent a $1.6 million tax-effected special charge associated with a research and development collaboration reported in the second quarter of fiscal 2004, totaling $39.1 million. Including the tax-effected special charges of $39.1 million and the loss on sale of certain product rights, the Company reported GAAP net income of $30.8 million, or $0.52 per diluted share for fiscal 2004.
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The $376.9 million fiscal 2005 revenue was attainable primarily through the continued strength of RESTYLANE® and the successful launches of PLEXION® Cleansing Cloths and VANOS™. Additionally, the Company’s gross profit margin for fiscal 2005 was consistent with fiscal 2004 at approximately 85%.
Selling, general and administrative expenses for the fourth quarter of fiscal 2005 were $37.5 million, or approximately 37.3% of revenue, compared to $30.3 million, or approximately 34.5% of revenue, for the fourth quarter of fiscal 2004, an increase as a percentage of revenue of approximately 2.8 percentage points, primarily due to costs associated with the merger integration planning costs. Absent the $5.3 million ($3.4 million tax-effected) associated with the merger integration planning costs, selling, general and administrative expenses for the fourth quarter of fiscal 2005 were $32.2 million, or approximately 32.0% of revenue, a decrease as a percentage of revenue of approximately 2.5 percentage points on a comparative basis.
Selling, general and administrative expenses for fiscal 2005 were $135.2 million, or approximately 35.9% of revenue compared to $118.3 million, or approximately 38.9% of revenue for fiscal 2004, a decrease as a percentage of revenue of approximately 3.0 percentage points. Revenue growth outpaced selling, general and administrative expenses for fiscal 2005.
“We are pleased to announce another solid fiscal year of revenue growth despite increased generic competition,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “We surpassed our goal of introducing at least one new product each fiscal year with the introduction of two products in fiscal 2005, VANOS™ and AMMONUL®. Patented until 2021, VANOS™ for plaque-type psoriasis is proving a robust competitor in the high-potency Class I corticosteroid market. Additionally, we increased our research and development spending by approximately 59% in fiscal 2005. As we enter fiscal 2006, we remain intensely focused on our research and development pipeline, and are committed to providing our physicians and patients with efficacious products and our shareholders with increased long-term value.”
Fourth quarter fiscal 2005 and fourth quarter fiscal 2004 diluted per share amounts and year-to-date diluted per share amounts are calculated using the “if-converted” method of accounting in accordance with GAAP regardless of whether the outstanding 2.5% Convertible Senior Notes and 1.5% Convertible Senior Notes meet the criteria for conversion and regardless of whether the bondholders actually convert their bonds into shares.
Use of Non-GAAP Financial Information:
To the extent that the Company has provided non-GAAP financial information in this press release, it has done so in order to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core financial performance. Management measures the Company’s performance using non-GAAP financial measures such as those that are disclosed in this press release. This information facilitates management’s internal comparisons to the Company’s historical core operating results, comparisons to competitors’ core operating results and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation. In our view, the non-GAAP adjustments are informative to investors, allowing them to focus on the ongoing operations and the core results of Medicis’ business. Historically, Medicis has reported similar non-GAAP information to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using
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GAAP in the United States. It excludes items, such as special charges for research and development, that may have a material effect on the Company’s net income and diluted net income per common share calculated in accordance with GAAP. The Company excludes such charges and the related tax benefits when analyzing its financial results as the items are distinguishable events and have no impact to the Company’s ongoing results of operations. Management believes that by viewing the Company’s results of operations excluding these charges, investors are given an indication of the ongoing results of the Company’s operations.
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and podiatric conditions and aesthetics medicine. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic categories, including acne, eczema, fungal infections, psoriasis, rosacea, seborrheic dermatitis and skin and skin-structure infections. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
The Company’s products include the prescription brands RESTYLANE®, DYNACIN® (minocycline HCl), LOPROX® (ciclopirox), OMNICEF® (cefdinir), PLEXION® (sodium sulfacetamide/sulfur), TRIAZ® (benzoyl peroxide), LIDEX® (fluocinonide) Cream, 0.05%, VANOS™ (fluocinonide) Cream, 0.1%, and SYNALAR® (fluocinolone acetonide), BUPHENYL® (sodium phenylbutyrate) and AMMONUL® (sodium phenylacetate/sodium benzoate), prescription products indicated in the treatment of Urea Cycle Disorder, and the over-the-counter brand ESOTERICA®. For more information about Medicis, please visit the Company’s website at www.medicis.com.
This press release contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including earnings estimates, future financial performance, the expected benefits of the merger of Medicis and Inamed Corporation, the financial performance of the combined company, the year in which the transaction is expected to be accretive, the anticipated timing of the merger of Medicis and Inamed, and other matters discussed herein. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis.
The Company’s business is subject to all risk factors outlined in the Company’s most recent annual report on Form 10-K and other filed documents with the Securities and Exchange Commission. At the time of this press release, the Company cannot, among other things, assess the forthcoming results of the Company’s pending merger with Inamed, research and development projects and the risks associated with the FDA approval process, risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s core brands, in particular, the recent approval of a generic LOPROX® Cream and LOPROX® TS, or a substitutable DYNACIN® Tablet form, and any future competitive product approvals that may affect the Company’s brands. Additionally, Medicis may acquire and/or license products or technologies from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for research and development work which has been
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completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty in which periods these potential payments could be made, nor if any payments such as these will be made at all. Any estimated future guidance does not include the potential payments associated with any such transactions. Also, there are a number of additional important factors that could cause actual results to differ materially from those projected, including the anticipated size of the markets for Medicis’ products, the availability of product supply, the receipt of required regulatory approvals (including the approval of antitrust authorities necessary to complete the merger with Inamed), the ability to realize anticipated synergies and benefits of the merger with Inamed, the ability to timely and cost-effectively integrate Inamed and Medicis’ operations, access to available and feasible financing (including financing for the merger) on a timely basis or at all; the risks and uncertainties normally incident to the pharmaceutical and medical device industries including product liability claims, the introduction of federal and/or state regulations relating to the Company’s business, dependence on sales of key products, the uncertainty of future financial results and fluctuations in operating results, dependence on Medicis’ strategy including the uncertainty of license payments and/or other payments due from third parties, the timing and success of new product development by Medicis or third parties, competitive product introductions, the risks of pending and future litigation or government investigations and other risks described from time to time in Medicis’ SEC filings including its Annual Report on Form 10-K for the year ended June 30, 2004. Additionally, there can be no assurance as to when or if any of the holders of the Notes will have the right to convert or if the Notes will be converted. Forward-looking statements represent the judgment of Medicis’ management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. OMNICEF® is a registered trademark of Abbott Laboratories, Inc. under a license from Fujisawa Pharmaceutical Co., Ltd. RESTYLANE® is a registered trademark of HA North American Sales AB, a subsidiary of Medicis Pharmaceutical Corporation. All other marks (or brands) and names are the property of Medicis or its Affiliates.
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Medicis
Summary Statements of Operations
(in thousands, except per share data)

	Three Months Ended				Year Ended
	June 30,				June 30,
	2005		2004		2005		2004

Revenues	$100,544		$87,954		$376,899		$303,722
Cost of sales	14,262		12,070		55,447		46,606

Gross profit	86,282		75,884		321,452		257,116
Operating expenses:
Selling, general and administrative	37,484	(a)	30,345	(b)	135,154	(c)	118,253	(b)
Research and development	6,085		4,119		65,676	(d)	16,494	(e)
Depreciation and amortization	6,074		4,921		22,349		16,794

Total operating expenses	49,643		39,385		223,179		151,541
Operating income	36,639		36,499		98,273		105,575
Interest (income) expense, net	(747)		310		(830)		758
Loss on early extinguishment of debt	—		—		—		(58,660)
Income tax expense	(12,991)		(12,484)		(34,113)		(15,317)

Net income	$24,395		$23,705		$64,990		$30,840

Basic net income per common share	$0.45		$0.42		$1.18		$0.55

Diluted net income per common share	$0.38	(f)	$0.34	(f)	$1.01	(g)	$0.52	(g)

Shares used in basic net income per common share	54,264		56,889		55,196		55,618
Shares used in diluted net income per common share	68,914		74,124		70,909		72,481

Cash flow from operations	$50,627		$50,536		$129,981		$127,964

GAAP Net income (above)	$24,395		$23,705		$64,990		$30,840
Special charge for R&D, including related professional fees (tax-effected)	—		—		27,830	(f)	1,575	(e)
Special charge for integration planning costs (tax-effected)	3,365	(a)	—		3,365	(a)	—
Loss on early extinguishment of debt (tax-effected)	—		—		—		37,474

Net income absent special charges	$27,760		$23,705		$96,185		$69,889
Interest expense and associated bond offering costs (tax-effected)	1,675	(g)	1,667	(g)	6,701	(h)	6,809	(h)

“If-converted” net income absent special charges and loss on early extinguishment of debt	$29,435		$25,372		$102,886		$76,698

Shares used in diluted net income per common share	68,914		74,124		70,909		72,481
Diluted net income per common share	$0.43		$0.34		$1.45		$1.06

(a)	Reported selling, general and administrative expenses include a special charge of approximately $5.3 million ($3.4 million tax-effected) related to costs associated with integration planning.

(b)	Reported selling, general and administrative expenses include a special charge of $0.4 million ($0.2 million tax-effected) relating to a loss on the sale of certain product rights.

(c)	Reported selling, general and administrative expenses include a special charge of approximately $5.3 million ($3.4 million tax-effected) related to costs associated with integration planning, and $1.3 million ($0.8 million tax-effected) of professional fees relating to research and development collaborations.

(d)	Reported research and development expenses include a special charge of $43.3 million ($27.0 million tax-effected) relating to research and development collaborations.

(e)	Reported research and development expenses include a special charge of $2.4 million ($1.6 million tax-effected) relating to a research and development collaboration. (f) Includes a special charge of $43.3 million ($27.0 million tax-effected) related to research and development collaborations (included in reported research and development expenses) and $1.3 million ($0.8 million tax-effected) of professional fees relating to research and development collaborations (included in reported selling, general and administrative expenses).

(g)	To calculate diluted earnings per share, tax-effected net interest on the 2.5% and 1.5% contingent convertible notes and associated bond offering costs of $1.7 million are added back to GAAP net income for the three months ended June 30, 2005 and 2004, and divided by shares used in diluted net income per common share.

(h)	To calculate diluted earnings per share, tax-effected net interest on the 2.5% and 1.5% contingent convertible notes and associated bond offering costs of $6.7 million and $6.8 million are added back to GAAP net income for the year ended June 30, 2005 and 2004, respectively, and divided by shares used in diluted net income per common share.
Balance Sheets

	At June 30, 2005	At June 30, 2004

Assets
Cash, cash equivalents & short-term investments	$603,568	$634,040
Accounts receivable, net	47,220	47,858
Inventory, net	20,701	19,540
Other current assets	27,436	32,425

Total current assets	698,925	733,863
Property and equipment, net	6,143	5,842
Intangible assets, net	324,209	331,144
Other assets	13,974	7,535

Total assets	$1,043,251	$1,078,384

Liabilities and stockholders’ equity
Current liabilities	$98,855	$67,120
Contingent convertible senior notes 2.5% due 2032	169,155	169,157
Contingent convertible senior notes 1.5% due 2033	283,910	283,910
Deferred tax liability	4,985	2,894
Stockholders’ equity	486,346	555,303

Total liabilities and stockholders’ equity	$1,043,251	$1,078,384

Working capital	$600,070	$666,743

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